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                                                                   EXHIBIT 10.62

LIGGETT GROUP INC.
100 MAPLE LANE, MEBANE, NC 27302
(919) 304-7700


                                September 1, 2000


Mr. Ronald J. Bernstein
700 West Main Street
Durham, NC  27701

Dear Ron:

         This is to confirm the terms of your employment as President and Chief Executive Officer of Liggett Group Inc.

         The following are the terms of our agreement:

         o  START DATE - September 1, 2000

         o  BASE ANNUAL SALARY - $650,000

         o EXECUTIVE INCENTIVE PLAN - Up to 100% of Base Salary in accordance with Liggett Incentive Plan to be approved solely at my discretion.

         o BENEFITS - You will be eligible to participate in the full range of these programs including life, health, dental and disability insurance and relocation benefits.

         o COMPANY CAR - A company car valued at $60,000 or less will be provided, or you can take a net monthly payment of $1,100 in lieu of a car.

         o CHANGE OF CONTROL - It is agreed that you will participate in the Liggett Group Inc. Executive Termination Policy #2503 (Effective February 1, 1996).

         If you are in agreement with the above, please sign both copies of this letter agreement and return one to my attention.

                                   Sincerely,

                                                     /s/ BENNETT S. LEBOW
                                                     ---------------------------
                                                     Bennett S. LeBow

Accepted:

/s/ RONALD J. BERNSTEIN
- -----------------------
Ronald J. Bernstein